UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

Golden State Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	333-26227	13-3927016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

4th Floor Par-la-Ville Place 14 Par-la-Ville Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (441) 295-6935

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Company Announcement of Results of Consent Solicitation, dated September 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION (Registrant)

Dated: September 11, 2014	By:	/s/ Alexandra Kate Blankenship
Name: Alexandra Kate Blankenship Title: Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Company Announcement of Results of Consent Solicitation, dated September 11, 2014

EXHIBIT 99.1

Golden State Petroleum Transport Corporation Announces Results of Consent Solicitation

Golden State Petroleum Transport Corporation ("Golden State"), a Delaware corporation, announced today the results of its consent solicitation to amend the indenture (the "Indenture") relating to its 8.04% First Preferred Mortgage Notes due 2019 (CUSIP 38121E AJ2/ISIN US38121EAJ29) (the "Notes") and certain related agreements. The consent solicitation expired at 5 p.m. EST on September 9, 2014 (the "Expiration Time").

As of the Expiration Time, Golden State had received the consent of holders of $124.6 million aggregate principal amount of the Notes, representing approximately 98% percent of the Notes outstanding as of the record date. Golden State has therefore received valid consents from holders of a majority in principal amount outstanding of the Notes to amend the Indenture and to amend or terminate those certain related collateral and management agreements. Golden State will enter into a supplemental indenture giving effect to certain amendments to the Indenture.

The purpose of the consent solicitation was, in summary, to approve the proposed sale of the m.t. Ulriken (ex Antares Voyager) (the "Vessel"), a 308,500 deadweight ton double-hull very large crude carrier that serves as part of the collateral for the Notes, and in the event of such sale and upon receipt by the Trustee of sufficient funds as described herein, the release of the Vessel under the Indenture and the Collateral Agreements to the purchaser (with the effect that the Vessel will no longer serve as collateral under the Indenture) and the modification of the other applicable Agreements to effect such sale and release.  In addition, after the sale of the Vessel, all outstanding Notes will be redeemed mandatorily at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date.  Golden State will provide a notice at the time the Indenture is amended and further will provide of a notice of redemption to the holders of the Notes at the time the Vessel is sold.

Advisory: This press release is for informational purposes only and is not being made in any jurisdiction in which the making of this announcement would violate the laws of such jurisdiction, nor is it an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitation was made solely pursuant to a consent solicitation statement dated August 28, 2014 and the related letter of consent.